UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Park Plaza, Suite 1750 Irvine, California (Address of principal executive offices)	92614 (Zip Code)

(949) 354-6499

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	AEON	New York Stock Exchange American
Warrants to purchase Class A common stock	AEON WS	New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)

On September 28, 2023 (the “Dismissal Date”), the Audit Committee of the Board of Directors of AEON Biopharma, Inc. (the “Company”) approved the dismissal of Ernst & Young LLP (“EY”) as the independent registered public accounting firm for AEON Biopharma Sub, Inc., (the “Operating Company”), effective immediately. As described below, the change in independent registered public accounting firm is not the result of any disagreement with EY.

EY’s audit report on the financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 did not provide an adverse opinion or disclaimer of opinion to the Operating Company’s financial statements, nor did it modify its opinion as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph regarding the Operating Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through the Dismissal Date, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Operating Company and EY on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in its reports on the financial statements of the Operating Company for such years.

The Company, on behalf of the Operating Company, provided EY with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that EY furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether EY agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K. A copy of EY’s letter to the SEC dated October 2, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On September 28 , 2023, the Audit Committee recommended, and the Board of Directors of the Company approved, the engagement of KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.

During the fiscal years ended December 31, 2022 and 2021, and through the Dismissal Date, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from Ernst & Young LLP dated October 2, 2023 to the Securities and Exchange Commission regarding change in certifying accountant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.

Date: October 2, 2023	By:	/s/ Marc Forth
	Name:	Marc Forth
	Title:	Chief Executive Officer